Exhibit 99.1

NEWS RELEASE

EQT ANNOUNCES 2019 CAPITAL EXPENDITURE FORECAST AND ACTIONS TO ENHANCE SHAREHOLDER VALUE

•                  Plan to deliver approximately $350 million of Adjusted Free Cash Flow (a non-GAAP measure) in 2019, and at least $2.7 billion through 2023

•                  Reports preliminary 2018 production and CAPEX; establishes forecast for fourth quarter free cash flow

•                  Implemented actions to achieve $100 million of annual G&A and well development cost reductions

•                  Committed to improving operations and reducing annual capital costs by an incremental 10% by 2020

•                  Company conducting search for external COO

•                  Company to host conference call today at 8:30 a.m. Eastern Time

PITTSBURGH (January 22, 2019) — EQT Corporation (NYSE: EQT), today, announced the Company’s 2019 capital expenditure (CAPEX) forecast of $1.9 — $2.0 billion, which includes approximately $1.6 billion for reserve development. Based on pricing as of January 14, 2019, EQT forecasts approximately $350 million of Adjusted Free Cash Flow (a non-GAAP measure) in 2019.(1)

EQT forecasts 2019 production sales volume of 1,470 — 1,510 Bcfe. The 2019 drilling program anticipates a 5% increase in production sales volume in 2020.

“Over the last 18 months, we have transformed EQT into a focused upstream industry leader with a strong balance sheet and simplified corporate structure,” said Robert J. McNally, president and chief executive officer. “Today, EQT is a new company with a new management team executing a new plan. With the support of our Board, we expect to build on our momentum from the fourth quarter, significantly enhancing operational efficiency and accelerating adjusted free cash flow to a cumulative $2.7 billion or more over the next five years, with potential upside from additional ongoing initiatives. We are confident in our ability to deliver superior shareholder value and excited for the future as a more focused, efficient EQT.”

PRELIMINARY 2018 PRODUCTION AND CAPEX; FORECASTED FREE CASH FLOW

Production for the fourth quarter was 394 Bcfe, an increase of 20 Bcfe, or 5%, over the third quarter. Production for full year 2018 exceeded the Company’s recent guidance at approximately 1,488 Bcfe, or 1,447 Bcfe adjusted for assets divested during 2018.

Development CAPEX was in line with recent guidance at $2.5 billion for the full year. Additionally, EQT is forecasting fourth quarter 2018 Free Cash Flow (a non-GAAP measure) of approximately $100 million.(1)

MARCELLUS DEVELOPMENT

In 2019, the Company plans to spud 106 net Marcellus wells, with an average lateral length of 12,250 feet. The program will focus on the Company’s core Marcellus acreage, which is targeting 91 net wells in Pennsylvania, with an average lateral length of 13,200 feet, and 15 net wells in West Virginia, with an average lateral length of 6,500 feet. During the year, the Company plans to turn-in-line (TIL) 124 net Marcellus wells, with an average lateral length of 10,300 feet.

OHIO UTICA DEVELOPMENT

The Company plans to spud 20 net Ohio Utica wells, with an average lateral length of 11,200 feet and TIL 23 net Ohio Utica wells, with an average lateral length of 12,200 feet, during the year.

$100 MILLION ANNUAL SAVINGS FROM RESTRUCTURING AND DEVELOPMENT EFFICIENCY INITIATIVES

The Company has identified approximately $100 million of annual reductions in administrative and well development costs.

EQT recently implemented organizational changes as part of its ongoing effort to improve operational efficiencies and reduce costs. The recent restructuring is expected to result in $50 million in annual cash savings.

EQT has also identified near-term operational process improvements and other capital reductions that will lower development costs by an additional $50 million annually. These reductions will be driven by optimized water handling processes, fleet rationalization and other drilling and completion process changes.

The Company is also executing a “Target 10% Initiative” to look at the entire development program and identify opportunities to further reduce capital costs. The management team has identified achievable cost saving opportunities across materials management and purchasing, optimization of water logistics, drilling and completion processes and design, and several other functions across the organization. The Company expects to fully capture these opportunities in 2020.

SEARCH FOR CHIEF OPERATING OFFICER

The Company has initiated a search for a chief operating officer and is identifying a shortlist of highly-qualified, external candidates for the role. The Company expects to announce an appointment during the first quarter of 2019.

CREATION OF OPERATING AND CAPITAL EFFICIENCY COMMITTEE

EQT also announced today the formation of a new standing Board committee tasked with an ongoing review of the Company’s operations and capital deployment. The Operating and Capital Efficiency Committee was formed on December 4, 2018, and is composed of Philip G. Behrman, Anita M. Powers, Stephen A. Thorington and Christine J. Toretti. Ms. Powers serves as committee chair.

2019 GUIDANCE

Based on current NYMEX natural gas prices, Adjusted Operating Cash Flow (a non-GAAP measure), which includes dividends from Equitrans Midstream Corporation, is projected to be $2.2 – $2.3 billion for 2019.(1)

2019
PRODUCTION
Total production sales volume (Bcfe)	1,470 – 1,510
Liquids sales volume, excluding ethane (Mbbls)	8,130 – 8,330
Ethane sales volume (Mbbls)	5,780 – 5,980
Total liquids sales volume (Mbbls)	13,910 – 14,310

Resource Counts
Marcellus / Utica Rigs	6 – 8
Top-hole Rigs	2 – 4
Frac Crews	5 – 7

Unit Costs ($ / Mcfe)
Gathering	$0.55 – 0.57
Transmission	$0.48 – 0.50
Processing	$0.08 – 0.10
LOE, excluding production taxes	$0.06 – 0.08
Production taxes	$0.05 – 0.07
SG&A	$0.11 – 0.13

Average differential ($ / Mcf)	$(0.45) – (0.25)
Adjusted EBITDA ($B)(1)	$2.4 – 2.5

Adjusted Operating Cash Flow ($B)(1)	$2.2 – 2.3
Capital Expenditures ($B)	1.9 – 2.0

Adjusted Free Cash Flow(1) ($B)	$0.3 – 0.4

Based on current NYMEX natural gas prices of as of 01/14/2019

(1)See the Non-GAAP Disclosures section of this news release for definitions and important information regarding the non-GAAP financial measures included in this news release, including reasons why EQT is unable to provide a projection of its net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, to Adjusted Operating Cash Flow, Free Cash Flow and Adjusted Free Cash Flow, or a projection of its net income, the most comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA.

HEDGING (AS OF 12/31/2018)

The Company’s total natural gas production NYMEX hedge positions through 2023 are:

	2019	2020	2021	2022	2023
Swaps
Volume (MMDth)	699	452	303	136	61
Average Price ($/Dth)	$2.96	$2.82	$2.78	$2.75	$2.74

Calls — Net Short
Volume (MMDth)	304	89	55	40	26
Average Short Strike Price ($/Dth)	$3.43	$3.29	$3.23	$3.19	$3.17

Puts — Net Long
Volume (MMDth)	42	0	10	0	0
Average Long Strike Price ($/Dth)	$2.97	$—	$2.71	$—	$—

Fixed Price Sales*
Volume (MMDth)	123	7	0	0	0
Average Price ($/Dth)	$3.01	$2.87	$—	$—	$—

*The difference between the fixed price and NYMEX are included in average differential on the Company’s price reconciliation.

CONFERENCE CALL

As previously announced, EQT will discuss the Company’s 2019 capital program today at 8:30 a.m. Eastern Time. The conference call will be broadcast live and will be accessible via the EQT investor information page at ir.eqt.com, with a replay available for seven days following the call. EQT’s updated analyst presentation, which will be referenced on the conference call, will also be accessible at ir.eqt.com.

About EQT Corporation:

EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit csr.eqt.com.

NON-GAAP DISCLOSURES

Adjusted Operating Cash Flow, Free Cash Flow and Adjusted Free Cash Flow

As used in this news release, Adjusted Operating Cash Flow is defined as EQT’s net cash provided by operating activities less changes in other assets and liabilities plus dividends received from Equitrans Midstream Corporation (ETRN). Free Cash Flow is defined as EQT’s net cash provided by operating activities less changes in other assets and liabilities, less accrual-based capital expenditures. Adjusted Free Cash Flow is defined as Free Cash Flow plus dividends received from ETRN. Adjusted Operating Cash Flow, Free Cash Flow and Adjusted Free Cash Flow are non-GAAP supplemental financial measures that management and external users of EQT’s consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess EQT’s liquidity.

EQT believes that Adjusted Operating Cash Flow, Free Cash Flow and Adjusted Free Cash Flow provide useful information to management and investors in assessing the impact of EQT’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted Operating Cash Flow, Free Cash Flow and Adjusted Free Cash Flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

EQT is unable to project net cash provided by operating activities for any of the forecasted periods presented and has not provided a related reconciliation of projected Adjusted Operating Cash Flow, Free Cash Flow and Adjusted Free Cash Flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of EQT’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and EQT is unable to project these timing differences with any reasonable degree of accuracy to a specific day in advance of finalizing its financial results for the applicable period.

Adjusted EBITDA

As used in this news release, Adjusted EBITDA is defined as net income plus interest expense, income tax expense, depreciation depletion and amortization expense, amortization of intangible assets, long-lived asset and goodwill impairments, lease impairments and expirations, loss (gain) on derivatives not designated as hedges, net cash settlements received (paid) on derivatives not designated as hedges, premiums received (paid) for derivatives that settled during the period, and unrealized loss (gain) on EQT’s investment in ETRN. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of EQT’s consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess EQT’s earnings trends.

EQT believes that Adjusted EBITDA is an important measure used by EQT’s management and investors in evaluating period-over-period comparisons of earnings trends. Adjusted EBITDA should not be considered as an alternative to EQT’s net income presented in accordance with GAAP. Adjusted EBITDA excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and other items that affect the comparability of results and are not trends in the ongoing business. Management utilizes Adjusted EBITDA to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas is not impacted by the often-volatile fluctuations in fair value of derivatives prior to settlement.

EQT has not provided projected net income or a reconciliation of projected Adjusted EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQT does not provide guidance with respect to depletion and amortization expense beyond the current year, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement or unrealized gains and losses on its investments in equity securities. EQT does not provide projections for its year-end reserves, as they are impacted by SEC prescribed pricing that is not known until the end of a given year, along with other factors such as drilling and completion costs in future periods.  As reserves are a key component of the depletion calculation, EQT cannot project depletion and amortization expense within a reasonable range. Therefore, projected net income and a reconciliation of projected Adjusted EBITDA to projected net income, are not available without unreasonable effort.

Cautionary Statements

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its reserves; drilling plans and programs (including the number, type, average lateral length and location of wells to be drilled or turned-in-line, the number and type of drilling rigs, and the number of frac crews); projected production sales volumes and growth rates (including liquids sales volume and growth rates); projected drilling and completions (D&C) costs, other well costs, unit costs and G&A expenses; projected reductions in expenses, capital costs and well costs and the projected timing of achieving such reductions; projected capital efficiency and cash savings and other operating efficiencies associated with the Company’s shift to a steady operating cadence and the Company’s ability to achieve such efficiencies; the projected timing of appointing a chief operating officer for the Company; the Company’s ability to mitigate curtailments; dividend amounts and rates; projected cash flows, including the ability to fund the 2019 drilling program through cash from operations; projected Free Cash Flow, Adjusted Free Cash Flow, Adjusted Operating Cash Flow, and net income attributable to noncontrolling interests, including the Company’s ownership of 19.9% of ETRN’s common stock; projected capital contributions and capital expenditures; projected Adjusted EBITDA; liquidity and financing requirements, including funding sources and availability; and the Company’s hedging strategy. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2017, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EQT analyst inquiries please contact:

Blake McLean — Senior Vice President, Investor Relations and Strategy

412.395.3561

bmclean@eqt.com

Media inquiries please contact:

Linda Robertson — Media Relations & Brand Manager

412.553.7827

lrobertson@eqt.com